Exhibit 10.2

GUARANTY

This Guaranty (this “Guaranty”), dated as of December 23, 2011 (the “Effective Date”), is made by Quicksilver Resources Inc., a corporation formed pursuant to the laws of Delaware (“Guarantor”), in favor of Fortune Creek Gathering and Processing Partnership (the “Guaranteed Party”).  Guarantor, the Guaranteed Party and 0927530 B.C. Unlimited Liability Company (“Newco”) are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Contribution Agreement, by and among Quicksilver Resources Canada Inc., a wholly owned subsidiary of the Guarantor (the “Obligor”) and the Guaranteed Party, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Contribution Agreement”).

1.   Guaranty.

(a)  In consideration of the Partnership having entered into or hereinafter entering into transactions with the Obligor pursuant to the Contribution Agreement, including the Gathering Agreement and the Processing Agreement, and the Guaranteed Party’s execution, delivery and performance of the Contribution Agreement, the Gathering Agreement and the Processing Agreement, the Guarantor absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party, its successors and assigns, the Obligor’s obligations to the Guaranteed Party under the Contribution Agreement, the Gathering Agreement and the Processing Agreement, which were entered into on the Effective Date (collectively, the “Agreements”), with respect to (i) the payment of the Capital RR Adjustment Amount pursuant to and in accordance with Section 5.5(c) of the Contribution Agreement (the “Capital RR Obligation”), (ii) the Obligor’s obligations to pay the revenue obligations to the Partnership pursuant to the Gathering Agreement and the Processing Agreement for any month, on the terms and subject to the conditions set forth in the Gathering Agreement and the Processing Agreement (the “TOP Obligations”), and (iii) the Obligor’s obligations to deliver the purchase price of the Compression Assets to the Guaranteed Party pursuant to and in accordance with Section 4.5 of the Contribution Agreement (the “Compression Purchase Obligation”) (the Capital RR Obligation, the TOP Obligations and the Compression Purchase Obligation being collectively referred to herein as the “Obligations”).

(b)  This Guaranty is a continuing guaranty and shall remain in full force and effect until the indefeasible payment in cash of all Obligations.  Subject to Section 1(c) and Section 4 of this Guaranty, at such time as the Obligations have been indefeasibly paid in full in cash, the obligations of the Guarantor and the Guaranteed Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(c)  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by the Guaranteed Party as a result of the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made, and the Guarantor will pay such amount to the Guaranteed Party on demand.  Any transfer by subrogation that is made as contemplated in Section 4 prior to any such payment shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon automatically revert to and be vested in the Guaranteed  Party.

2.   Nature of the Obligations.

(a) With respect to the Obligations, the guarantee provided in this Guaranty shall be a guarantee of payment and performance and not of collection. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of such Guaranteed

Party’s rights, against, any person liable for any Obligations prior to proceeding against the Guarantor hereunder. If the Obligor shall default in the due and punctual payment or performance of any Obligations, the Guarantor shall forthwith pay, perform or cause to be paid or performed such Obligations at its sole cost and expense.

(b)  The Guarantor agrees to take such action as may be necessary to keep itself informed as to the scope and performance of the Obligations and of the affairs of the Obligor, and agrees that the Guaranteed Party has no obligation to notify the Guarantor of any matter which may increase or change its obligations hereunder as a guarantor or to assist the Guarantor in managing or supervising the Obligor.

(c)  The Guarantor further agrees to pay all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Guaranteed Party or any of its affiliates in enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.  The Guarantor hereby waives notice of acceptance of this Guaranty, and agrees (without prejudice to its direct or indirect rights under the partnership agreement of the Guaranteed Party) that it shall not be required to consent to, or to receive any notice of, any supplement to or amendment of, or waiver or modification of the terms of, the Contribution Agreement, the Gathering Agreement and the Processing Agreement that may be made or given as provided therein.

(d)  No failure or delay or lack of demand, notice or diligence in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Guaranty.

3.   Insolvency; Certain Changes.  In the event that the Contribution Agreement, the Gathering Agreement and the Processing Agreement shall be terminated, rejected or disaffirmed as a result of bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceedings with respect to the Obligor, as the case may be, the Guarantor’s obligations hereunder shall continue to be effective, or be reinstated, as the case may be, to the same extent as if the same had not been so terminated, rejected or disaffirmed.  The Guarantor shall and does hereby waive all rights and benefits that might, in whole or in part, relieve the Guarantor or the Obligor from the performance of their duties and obligations by reason of any proceeding as specified in the preceding sentence, and the Guarantor agrees that it shall be liable for all sums guaranteed or claims of any nature whatsoever in respect of and without regard to, any modification, limitation or discharge of the liability of the Obligor or the Guarantor, as the case may be, that may result from any such proceedings and notwithstanding any stay, injunction or other prohibition issued in any such proceedings. Furthermore, subject to  Section 6(a) and Section 8, the obligation of the Guarantor hereunder will not be discharged by, other than in connection with a consent executed by the Guarantor and the Guaranteed Party prior to such event:  (a) any extension or renewal with respect to any obligation of the Obligor under the Contribution Agreement, the Gathering Agreement and the Processing Agreement; (b) any modification of, or amendment or supplement to, any such agreement made in accordance with the terms of such agreement; (c) any furnishing or acceptance of additional security or any release of any security; (d) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Guarantor or the Obligor, as the case may be, or any change in the structure of the Guarantor or the Obligor, as the case may be; (e) any change in ownership of the shares of capital stock of the Guarantor or the Obligor, as the case may be, any merger or consolidation of either thereof into or with any other person, or the transfer of all or substantially all of the assets of the Guarantor or the Obligor to any other person; or (f) any other occurrence whatsoever, except payment and performance in full of all the Obligations.

4.  No Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Guaranteed

Party against the Obligor or against any collateral security or guarantee or right of offset held by the Guaranteed Party for the payment or performance of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Obligor in respect of payments made by the Guarantor hereunder, until all Obligations have been indefeasibly paid in full in cash and this Guaranty is terminated pursuant to Section 1(b), in such case, the Guaranteed Party will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of the interest of the Guaranteed Party in the Obligations.  If any amount shall be paid to the Guarantor on account of any subrogation or other right, any such other remedy, or any collateral security at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Party, shall be segregated from the other funds of the Guarantor and shall forthwith be paid over to the Guaranteed Party to be held by the Guaranteed Party for the benefit of the Guaranteed Party as collateral security for, or then or at any time thereafter applied in whole or in part by the Guaranteed Party against, any Obligation.

5.  Representations and Warranties.  The Guarantor represents and warrants to the Guaranteed Party that:

(a)  the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

(b)  the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

(c)  this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

(d)  the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation of the Guarantor;

(e)  no consent or authorization of, filing with, notice to, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty; and

(f)  no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (1) with respect to this Guaranty or any of the transactions contemplated hereby, (2) which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the Effective Date and on the date on which the Gathering Agreement and the Processing Agreement between the Obligor and the Guaranteed Party is entered into.

6.  Covenants.  The Guarantor hereby covenants and agrees with the Guaranteed Party that, from and after the date of this Guaranty until the Obligations are paid or performed in full:

(a)  the Guarantor shall not transfer or sell all or substantially all of its assets in one transaction or a series of related transactions unless the acquirer or acquirers or transferee or transferees assume its obligations under this Guaranty without the prior written consent of the Guaranteed Party, which consent:

(i)	shall not be unreasonably withheld, delayed or conditioned; and

(ii)
may be withheld by the Guaranteed Party if and only if (i) in its reasonable opinion the said acquirer or transferee is not as creditworthy as the Guarantor as of the date of such transfer or acquisition or (ii) such acquirer or transferee does not assume the obligations of the Guarantor under this Guaranty;

and for the avoidance of doubt any sale of assets or series of related sales of assets by the Guarantor to a master limited partnership controlled by the Guarantor will not be considered to be a sale of all or substantially all of the Guarantor’s assets, and no consent or assumption for such sale or sales will be required, if (A) the net cash proceeds of any such sale will be reinvested in the businesses of, or applied to the reduction of the indebtedness of, the Guarantor or any of its subsidiaries and (B) any non-cash consideration received is either (i) retained by the Guarantor or (ii) sold for cash consideration, the net cash proceeds of which will be reinvested in the businesses of, or applied to the reduction of the indebtedness of, the Guarantor or any of its subsidiaries;

(b)  if the Guarantor shall be required by any laws to deduct or withhold any taxes from or in respect of any sum payable pursuant to the Obligations to the Guaranteed Party, the sum payable shall be increased as necessary so that after making all required deductions, the Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made. If the Guarantor fails to pay any taxes when due to the appropriate taxing authority or fails to remit to the Guaranteed Party the required receipts or other required documentary evidence, the Guarantor shall indemnify the Guaranteed Party for any incremental taxes, interest or penalties that may become payable by the Guaranteed Party arising out of such failure;

(c)  to the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, each Guarantor hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law;

(d)  unless otherwise specified, any reference to currency is to Canadian currency and any amount advanced, paid or calculated is to be advanced, paid or calculated in Canadian currency; and

(e)  the Guarantor will maintain in Alberta a person acting as agent to receive on its behalf and on behalf of its property service of process.

7.  Option.  If a consent from the Guaranteed Party is requested as aforesaid in Section 6(a) and is withheld, delayed or conditioned, then the Guarantor or its designee may, instead of obtaining the said consent, at the Guarantor’s sole option, purchase from Newco, and Newco shall convey, Newco’s entire partnership interest upon payment by the Guarantor or its designee to Newco of the greater of: (i) a 15% unlevered pretax return on Newco’s capital investment in the Guaranteed Party; and (ii) a multiple equal to 2.0 times its capital invested in the Guaranteed Party.

8.  Governing Law and Submission to Jurisdiction.  The laws of the Province of Alberta shall govern the construction, interpretation and effect of this Guaranty, without regard to conflicts of law rules.  Each Party hereby submits to the exclusive jurisdiction of the Courts of Alberta and all courts of appeal therefrom for all purposes hereof, provided that the foregoing shall not restrict a Party from enforcing a judgment outside of Alberta including the ability to initiate an original action in the courts of another jurisdiction if the judgment cannot be enforced.  Each Party waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Guaranty.

9.  Assignment.  Subject to Section 6(a), no Party shall assign any of its rights or benefits hereunder without first having obtained the written consent of the other Parties.  Upon any transfer or transaction that complies with Section 6(a), the Guarantor shall be released from its obligations hereunder so long as such successor or transferee expressly assumes this Guaranty by a writing reasonably acceptable in form and substance to the Guaranteed Party.  Except as provided in the immediately preceding sentence, no such assignment shall relieve the assignor of its obligations hereunder.  Any attempted transfer or transaction in violation of Section 6(a) shall be null and void.

10.  Counterparts.  The Parties may execute this Guaranty in two or more counterparts, which shall, in the aggregate, be signed by all of the Parties; each counterpart shall be deemed an original instrument as against any Party who has signed it.

11.  Entire Agreement; Amendment.  This Guaranty contains the entire agreement of the Parties relating to the rights granted and obligations assumed herein and therein and supersede all prior agreements between the Parties as to the subject matter hereof.  Any oral representations or modifications concerning this Guaranty shall be of no force or effect unless contained in a subsequent written modification signed by the Parties.

12.  Headings; Interpretation.  The division of this Guarantee into sections, subsections, paragraphs and clauses and the inclusion of headings and a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Guaranty.  This Guaranty shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

13.  No Third Party Beneficiaries.  This Guaranty shall be binding upon and shall inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Guaranty.

14.  Severability.  If any provision of this Guaranty, or the application of such provision to any person or in any circumstance, shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Guaranty, and the application of such provision to any persons or in any circumstances other than those as to which it is held invalid, illegal or unenforceable shall not be affected thereby.

15.  Expenses.  Except as otherwise specified in this Guaranty, all costs and expenses, including fees and disbursements of counsel, financial advisors and accounts, incurred in connection with this Guaranty and the transactions contemplated by this Guaranty shall be borne by the Party incurring such costs and expenses.

16.  Notices.  Any written notice or communication to any of the Parties required or permitted under this Guaranty shall be deemed to have been duly given and received (i) on the date of service, if served personally or sent by facsimile transmission (and confirmed by telephone) to the Party to whom notice is to be given, or (ii) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt.

(a)	if to the Guarantor:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: Chief Financial Officer & General Counsel

(b)	if to the Guaranteed Party:

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: Chief Financial Officer & General Counsel

with a copy to:

c/o Kohlberg Kravis Roberts & Co LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman, David Sorkin, Esq.

(c)	if to Newco:

c/o Kohlberg Kravis Roberts & Co LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman, David Sorkin, Esq.

17.  Binding Effect.  This Guaranty shall be binding on all successors and assigns of the Parties and inure to the benefit of the respective permitted successors and assigns of the Parties, except to the extent of any express contrary provision in this Guaranty.

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QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Name:	Glenn Darden
Title:	President and Chief Executive Officer

Accepted and agreed:

FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, by its partner, MAKARIOS MIDSTREAM INC.			FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, by its partner, 0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:	/s/ Thomas Darden	Per:	/s/ Mayo Shattuck
	Thomas Darden		Mayo Shattuck
	President and Chief Executive Officer, Director		Director

Accepted and agreed:

0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:	/s/ Mayo Shattuck
Mayo Shattuck
Director